                                                                    EXHIBIT 10.2



                         -------------------------------

                            ASSET PURCHASE AGREEMENT

                         -------------------------------


                THIS AGREEMENT MADE THE 24TH DAY OF MARCH, 2000,



                                     AMONG:



                       PHELPS DRILLING INTERNATIONAL LTD.

                                       AND

                               THE SHAREHOLDERS OF

                               592655 ALBERTA LTD.

                                       AND

                              PHELPS DRILLING LTD.

                                       AND

                                UTI ENERGY CORP.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE 1      INTERPRETATION................................................1
      1.1      Defined Terms.................................................1
      1.2      Currency......................................................5
      1.3      Sections and Headings.........................................5
      1.4      Number, Gender and Persons....................................5
      1.5      Accounting Principles.........................................5
      1.6      Entire Agreement..............................................5
      1.7      Time of Essence...............................................5
      1.8      Applicable Law................................................6
      1.9      Successors and Assigns........................................6
      1.10     Severability..................................................6
      1.11     Amendments and Waivers........................................6
      1.12     Knowledge or Awareness........................................7
      1.13     Schedules.....................................................7

ARTICLE 2      PURCHASE AND SALE OF PURCHASED ASSETS.........................7
      2.1      Purchased Assets..............................................7
      2.2      Excluded Assets...............................................9
      2.3      Merchantability..............................................10

ARTICLE 3      PURCHASE PRICE...............................................11
      3.1      Purchase Price...............................................11
      3.2      Adjustments..................................................11
      3.3      Allocation of Purchase Price.................................12
      3.4      GST..........................................................13

ARTICLE 4      ASSUMPTION OF OBLIGATIONS....................................13
      4.1      Assumption of Obligations....................................13
      4.2      Exclusion of Liabilities.....................................14

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF SELLER.....................14
      5.1      Organization.................................................14
      5.2      Authorization................................................14
      5.3      No Conflict..................................................14
      5.4      No Other Agreements to Purchase..............................15
      5.5      Sufficiency of Purchased Assets..............................15
      5.6      Title to Purchased Assets....................................15
      5.7      Leased Real Property.........................................15
      5.8      Intellectual Property........................................16
      5.9      Insurance....................................................16
      5.10     Material Contracts...........................................17
      5.11     Compliance with Laws; Governmental Authorization.............18
      5.12     Consents and Approvals.......................................18
      5.13     Financial Statements.........................................19
      5.14     Books and Records............................................19
      5.15     Absence of Changes...........................................19
      5.16     Non-Arm's Length Transactions................................20
      5.17     Litigation...................................................21

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----
      5.18     Residency....................................................21
      5.19     Environmental Matters........................................21
      5.20     Employee Matters.............................................21
      5.21     Customers and Suppliers......................................22
      5.22     Y2K Compliance...............................................22
      5.23     Full Disclosure..............................................23
      5.24     Brokers......................................................23
      5.25     31323 Alberta Ltd............................................23

ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF PURCHASER..................23
      6.1      Organization.................................................23
      6.2      Authorization................................................24
      6.3      No Conflict..................................................24
      6.4      Consents and Approvals.......................................24
      6.5      Investment Canada............................................25
      6.6      Brokers......................................................25

ARTICLE 7      SURVIVAL OF REPRESENTATIONS AND WARRANTIES...................25
      7.1      Survival of  Representations and Warranties..................25

ARTICLE 8      COVENANTS....................................................25
      8.1      Access to Purchased Business and Purchased Assets............25
      8.2      Delivery of Books and Records................................26
      8.3      Change of Name...............................................26
      8.4      Conduct of Purchased Business Prior to Closing...............27
      8.5      Third Party Consents and Novations...........................28
      8.6      Employees....................................................28
      8.7      Employee Plans...............................................29
      8.8      Financial Statement Cooperation..............................30
      8.9      Exclusivity..................................................30
      8.10     Non-Competition..............................................30
      8.11     Update of Schedules..........................................32

ARTICLE 9      CONDITIONS OF CLOSING........................................32
      9.1      Conditions of Closing in Favour of Purchaser.................32
      9.2      Conditions of Closing in Favour of Seller....................34

ARTICLE 10     CLOSING AND TRANSFER OF POSSESSION...........................35
      10.1     Place of Closing.............................................35
      10.2     Closing Deliveries by Seller.................................35
      10.3     Closing Deliveries by Purchaser..............................36
      10.4     Further Assurances...........................................36
      10.5     Transfer of Possession and Title.............................37
      10.6     Risk of Loss.................................................37

ARTICLE 11     INDEMNIFICATION..............................................37
      11.1     Indemnification by Seller and Shareholders...................37
      11.2     Indemnification by Purchaser and UTI.........................37
      11.3     Limitations on Indemnification...............................38

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----
      11.4     Notice of Claim..............................................39
      11.5     Direct Claims................................................39
      11.6     Third Party Claims...........................................39
      11.7     Settlement of Third Party Claims.............................40
      11.8     Co-operation.................................................40
      11.9     Scope........................................................40

ARTICLE 12     TERMINATION; REMEDIES; LIMITATIONS...........................41
      12.1     Termination Agreement........................................41
      12.2     Effect of Termination........................................41

ARTICLE 13     MISCELLANEOUS................................................41
      13.1     Notices......................................................41
      13.2     Consultation.................................................43
      13.3     Disclosure...................................................43
      13.4     Best Efforts.................................................43
      13.5     Counterparts.................................................44

         Schedule  1 - Financial Statements
         Schedule  2 - Drilling Rigs and Equipment
         Schedule  3 - Drilling Contracts
         Schedule  4 - Leased Real Property
         Schedule  5 - Vehicles
         Schedule  6 - Other Agreements
         Schedule  7 - Licenses and Permits
         Schedule  8 - Intellectual Property
         Schedule  9 - Allocation of Purchase Price
         Schedule 10 - Insurance Policies
         Schedule 11 - Consents and Approvals
         Schedule 12 - Permitted Encumbrances
         Schedule 13 - Subsequent Changes
         Schedule 14 - Legal and Regulatory Proceedings
         Schedule 15 - Environmental Matters
         Schedule 16 - Employee Matters
         Schedule 17 - Major Customers
         Schedule 18 - Opinion of Seller's Counsel
         Schedule 19 - Opinion of Purchaser's and UTI's Counsel
         Schedule 20 - Related Transactions
         Schedule 21 - Bill of Sale
         Schedule 22 - Employment Terms and Employment Agreement

                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT made the 24th day of March, 2000,

AMONG:

                  PHELPS DRILLING INTERNATIONAL LTD., a
                  corporation existing under the laws of
                  Alberta (hereinafter referred to as the
                  "SELLER")

                                 - and -

                  THE PERSONS LISTED ON THE SIGNATURE PAGES
                  HEREOF UNDER THE HEADING "SHAREHOLDERS", each being a shareholder of 592655
                  Alberta Ltd. (hereinafter referred to
                  collectively as the "SHAREHOLDERS")

                                 - and -

                  PHELPS DRILLING LTD., a corporation
                  existing under the laws of Alberta
                  (hereinafter referred to as the
                  "Purchaser")

                                 - and -

                  UTI ENERGY CORP., a corporation existing under the laws of Delaware (hereinafter referred to as "UTI")


      THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the Parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1   DEFINED TERMS

      For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

      "ABCA" means the Business Corporations Act (Alberta) as in effect on the date hereof;

      "AFFILIATE" has the meaning given to that term in the ABCA;

      "ANNUAL FINANCIAL STATEMENTS" means the financial statements of the Seller prepared by Seller's accountants on a review engagement basis as at and for the financial years ended May 31, 1996, May 31, 1997, May 31, 1998 and May 31, 1999, including the notes thereto, copies of which are annexed hereto as Part 1 of Schedule 1;

      "ASSOCIATE" has the meaning given to that term in the ABCA;

      "ASSUMED OBLIGATIONS" has the meaning set out in Section 4.1;

      "BILL OF SALE" means the assignment, bill of sale and assumption agreement in substantially in the form attached as Schedule 21;

      "BUSINESS DAY" means any day of the week, except Saturday, Sunday, or any statutory holiday in Calgary, Alberta or Los Angeles, California;

      "CDN. $" or "$" means lawful currency of Canada;

      "CLOSING" means the closing of the purchase and sale contemplated hereby on the Closing Date;

      "CLOSING DATE" means April 18, 2000 or such other date as the Seller and the Purchaser may mutually determine;

      "CONTRACT" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

      "EFFECTIVE TIME" means 12:01 a.m. (Calgary time) on the Closing Date;

      "EMPLOYEE PLANS" has the meaning set out in Subsection 5.20(b);

      "EMPLOYEES" means all employees of the Seller immediately prior to the Time of Closing;

      "ENCUMBRANCE" means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, preferential arrangement or restriction of any kind including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership;

      "ENVIRONMENTAL LAWS" has the meaning set out in Subsection 5.19(a);

      "EXCLUDED ASSETS" has the meaning set out in Section 2.2;

      "EXCLUDED LIABILITIES" has the meaning set out in Section 4.2;

      "FINAL ACCOUNTING STATEMENT" has the meaning set out in Subsection
      3.2(c);

      "FINANCIAL STATEMENTS" means the Annual Financial Statements and the Interim Financial Statements;

      "GST" has the meaning set out in Subsection 3.4(a);

      "INTELLECTUAL PROPERTY" has the meaning set out in Subsection 2.1(l);

      "INTERIM ACCOUNTING STATEMENT" has the meaning set out in Subsection
      3.2(b);

      "INTERIM FINANCIAL STATEMENTS" means the unaudited financial statements of the Seller as prepared by the Seller as at and for the nine month period commencing June 1, 1999 and ending February 29, 2000, copies of which are annexed hereto as Part 2 of Schedule 1;

      "LEASED REAL PROPERTY" means the real property that is used in the Purchased Business and leased by the Seller and which is described in
      Schedule 4;

      "LIABILITIES" means any and all indebtedness, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Contract or law;

      "LOSSES" means, in respect of any matter, all claims, demands, proceedings, losses, damages, Liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

      "MANAGEMENT AGREEMENTS" means (i) the Management Agreement dated September 1, 1996 between the Seller and 700392, as amended, and (ii) the Amended and Restated Management Agreement dated September 1, 1996 between the Seller and 584022, as amended;

      "PARTY" means a party to this Agreement, and "PARTIES" means all of such parties;

      "PERMITTED ENCUMBRANCES" means any of the following Encumbrances:

            (i) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto;

            (ii) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that relate to obligations not due or delinquent;

            (iii) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and liens or rights reserved in any lease for rent or for compliance with the terms of such lease and that relate to obligations not due or delinquent;

            (iv) security given in the ordinary course of the Purchased Business to any public utility, any municipality or government or any statutory or public authority and that relate to obligations not due or delinquent;

            (v) the reservations in any original grants from the Crown of any real property or interest therein and statutory exceptions to title, which do not materially detract from the value of the real property concerned or materially impair its use in the operation of the Purchased Business;

            (vi) the Encumbrances described in Part 1 of Schedule 12 which will continue after Closing; and

            (vii) the Encumbrances described in Part 2 of Schedule 12 which will be discharged by the Seller at the Closing;

      "PERSON" means any individual, corporation, partnership, joint venture, trust, unincorporated association, or any other judicial entity or a government, state or agency or political subdivision thereof;

      "PRIME RATE" means the annual variable rate of interest quoted or published from time to time by Royal Bank of Canada at its main branch in Calgary, Alberta as the "prime rate" of interest charged by it for Canadian dollar loans made in Canada;

      "PURCHASE PRICE" has the meaning set out in Section 3.1;

      "PURCHASED ASSETS" has the meaning set out in Section 2.1;

      "PURCHASED BUSINESS" means the business carried on by the Seller consisting primarily of an oilfield drilling contract business;

      "TAX ACT" means the Income Tax Act (Canada), as amended from time to time;

      "TIME OF CLOSING" means 2:00 p.m. (Calgary time) on the Closing Date, or such other time on the Closing Date as the Seller and the Purchaser may mutually determine;

      "US EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended from time to time;

      "US SECURITIES ACT" means the United States Securities Act of 1933, as amended from time to time;

      "UTI" means UTI Energy Corp., a corporation subsisting under the laws of the State of Delaware;

      "584022" means 584022 Alberta Ltd., a corporation subsisting under the laws of Alberta;

      "592655" means 592655 Alberta Ltd., a corporation subsisting under the laws of Alberta; and

      "700392" means 700392 Alberta Ltd., a corporation subsisting under the laws of Alberta.

1.2   CURRENCY

      Unless otherwise indicated, all dollar amounts in this Agreement are expressed in Canadian funds.

1.3   SECTIONS AND HEADINGS

      The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, Section, Subsection or Schedule refers to the specified Article, Section or Subsection of or Schedule to this Agreement.

1.4   NUMBER, GENDER AND PERSONS

      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5   ACCOUNTING PRINCIPLES

      Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles that have been established in Canada, including those approved from time to time by the Canadian Institute of Chartered Accountants or any successor body thereto.

1.6   ENTIRE AGREEMENT

      Except for the provisions of the Confidentiality Agreement dated June 16, 1999 between the Seller and UTI that survive the termination of this Agreement, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7   TIME OF ESSENCE

      Time shall be of the essence of this Agreement.

1.8   APPLICABLE LAW

      This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the Province of Alberta and the federal laws of Canada applicable therein, and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.9   SUCCESSORS AND ASSIGNS

      (a) Subject to Subsection 1.9(b), no Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties.

      (b) The Purchaser may assign its right under this Agreement in whole or in part to any Affiliate of UTI; provided, however, that any such assignment shall not relieve either the Purchaser or UTI from any of its obligations to the Seller or the Shareholders hereunder. Notwithstanding any such assignment, if an event of default occurs under this Agreement, the Seller shall have the option to claim performance or payment of the obligations from the Purchaser, UTI or the assignee or transferee and to bring proceedings against any or all of them, provided that nothing herein shall entitle the Seller to receive duplicate performance or payment of the same obligation.

      (c) This Agreement shall enure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors and permitted assigns.

1.10  SEVERABILITY

      If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct; provided that if the economic or legal substance of the transactions contemplated hereby are affected in an adverse manner to any Party by the severance of such provision, then the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

1.11  AMENDMENTS AND WAIVERS

      No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.12  KNOWLEDGE OR AWARENESS

      In this Agreement, references to a Party's knowledge or awareness and similar references mean the actual knowledge of the current officers and employees of such Party who are primarily responsible for the matters in question after such Persons have engaged in, or caused to be performed, a reasonable review of the relevant files and records of such Party relating to the Purchased Assets, but without any further inquiry and does not include knowledge or awareness of any other Person.

1.13  SCHEDULES

      The following Schedules are attached to and form part of this Agreement:

            Schedule  1  -   Financial Statements
            Schedule  2  -   Drilling Rigs and Equipment
            Schedule  3  -   Drilling Contracts
            Schedule  4  -   Leased Real Property
            Schedule  5  -   Vehicles
            Schedule  6  -   Other Agreements
            Schedule  7  -   Licenses and Permits
            Schedule  8  -   Intellectual Property
            Schedule  9  -   Allocation of Purchase Price
            Schedule 10  -   Insurance Policies
            Schedule 11  -   Consents and Approvals
            Schedule 12  -   Permitted Encumbrances
            Schedule 13  -   Subsequent Changes
            Schedule 14  -   Legal and Regulatory Proceedings
            Schedule 15  -   Environmental Matters
            Schedule 16  -   Employee Matters
            Schedule 17  -   Major Customers
            Schedule 18  -   Opinion of Seller's Counsel
            Schedule 19  -   Opinion of Purchaser's and UTI's Counsel
            Schedule 20  -   Related Transactions
            Schedule 21  -   Bill of Sale
            Schedule 22  -   Employment Terms and Employment Agreement

                                   ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED ASSETS

2.1   PURCHASED ASSETS

      Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, assign and transfer to the Purchaser and the Purchaser shall purchase from the Seller, on the Closing Date, all of the property and assets of the Seller (other than the Excluded Assets), whether real or personal, tangible or intangible, of every kind and description and wherever situate (collectively, the "PURCHASED ASSETS"), including, without limitation, the following:

      (a) DRILLING EQUIPMENT. All drilling rigs and related assets and ancillary equipment together with all spare parts and related assets necessarily incidental to the use of the drilling rigs including, without limitation, the drilling equipment described in Part 1 of
            Schedule 2;

      (b) DRILLING CONTRACTS. All rights under drilling contracts under which Seller has agreed to provide drilling services to a third party including drilling contracts for which drilling services have been commenced by Seller prior to but have not been completed by Seller as of the Effective Time including, without limitation, the Contracts described in Schedule 3;

      (c) LEASED REAL PROPERTY. All rights (whether as lessee or lessor) under leases of real property, together with all leasehold improvements relating thereto including, without limitation, the Leased Real Property described in Schedule 4;

      (d) OFFICE EQUIPMENT. All furniture, furnishings and accessories, computer equipment (hardware and software, including all rights under licences and other agreements relating thereto), telephones, cellular phones, office equipment and office supplies together with all service, operational and other manuals and all replacement parts and tools with respect to the foregoing including, without limitation, all office equipment described in Part 2 of Schedule 2;

      (e) OTHER MACHINERY AND EQUIPMENT. All machinery and shop equipment, hand tools and handling equipment including, without limitation, the machinery and equipment described in Part 3 of Schedule 2;

      (f) VEHICLES. All trucks, cars and other vehicles including, without limitation, the vehicles described in Schedule 5;

      (g) LEASES OF PERSONAL PROPERTY. All rights under vehicle and equipment leases, rental equipment contracts and office equipment leases and Contracts including, without limitation, the leases described in Schedules 2 and 5;

      (h) INVENTORIES. All inventories including, without limitation, raw materials and replacement parts;

      (i)   PREPAID EXPENSES. All prepaid expenses;

      (j) OTHER AGREEMENTS. All rights under orders or Contracts for the provision of goods or services (whether as buyer or seller), distribution and agency agreements, and other Contracts not otherwise referred to in this Section 2.1 including, without limitation, the Contracts described in Schedule 6;

      (k) LICENCES AND PERMITS. All licences, permits, approvals, consents, registrations, certificates and other authorizations required to carry on the Purchased Business in the ordinary course including, without limitation, those described in Schedule 7;

      (l) INTELLECTUAL PROPERTY. All trade or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, patents, patent registrations and applications and other patent rights (including any patents issued on such applications or rights), trade secrets, proprietary manufacturing information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing (collectively, "INTELLECTUAL PROPERTY") including, without limitation, the trademarks, copyrights, patents, licences and agreements described in Schedule 8;

      (m) BOOKS AND RECORDS. All books and records (other than those required by law to be retained by the Seller, copies of which will be made available to the Purchaser), including, without limitation, customer lists, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records, employee manuals, personnel records, supply records, inventory records and correspondence files (together with, in the case of any such information that is stored electronically, the media on which the same is stored);

      (n) TELEPHONE NUMBERS. The right to the use of the Seller's telephone and cellular numbers and facsimile numbers to the extent permitted by the appropriate telephone authority; and

      (o) GOODWILL. All goodwill, together with the exclusive right for the Purchaser to represent itself as carrying on the Purchased Business in succession to the Seller and the right to use any words indicating that the Purchased Business is so carried on, including, subject to the provisions of Section 8.3, the exclusive right to use the name "Phelps Drilling International", or any variation thereof, as part of the name or style under which the Purchased Business or any part thereof is carried on by the Purchaser.

2.2   EXCLUDED ASSETS

      Notwithstanding the provisions of Section 2.1, the Purchased Assets shall exclude the following property and assets of the Seller as determined at the Effective Time (collectively, the "EXCLUDED ASSETS"):

      (a)   CASH. All cash on hand or in banks or other depositories;

      (b) ACCOUNTS RECEIVABLE. All accounts receivable, trade accounts, notes receivable, and book debts due or accruing due in respect of services provided by the Seller prior to the Effective Time and which have been invoiced prior to the Effective Time;

      (c) WORK IN PROGRESS. All work in progress consisting of services provided by the Seller prior to the Effective Time and which have not been invoiced as of the Effective Time;

      (d) INCOME TAXES. All income tax payments and/or installments paid by the Seller and the right to receive any refund of income taxes paid by the Seller;

      (e) PROVINCIAL SALES TAXES. All British Columbia provincial sales tax payments and/or installments paid by the Seller and the right to receive any refund of provincial sales taxes paid by the Seller;

      (f) GST. All GST payments and/or installments paid by the Seller and the right to receive any refund of GST paid by the Seller;

      (g)   BANK ACCOUNTS. All bank accounts of the Seller;

      (h) MANAGEMENT AGREEMENTS. The interest of Seller in the Management Agreements;

      (i) INTERCORPORATE INDEBTEDNESS. All amounts due or accruing due to or by the Seller from or to 700392 or 584022 including, without limitation, any amounts due or accruing due from or to 700392 or 584022 under the Management Agreements;

      (j) 31323 ALBERTA LTD. The beneficial interest of the Seller in 31323 Alberta Ltd. and any amounts due, accruing due or payable or to become payable to the Seller by 31323 Alberta Ltd. or in respect of Seller's beneficial interest in 31323 Alberta Ltd.;

      (k) LITIGATION. Any and all payments payable or to become payable to the Seller in regard to any actions, suits or proceedings;

      (l) LIFE INSURANCE. Any and all policies of life insurance maintained by the Seller on the life of each shareholder; and

      (m) WORKERS COMPENSATION. All British Columbia, Saskatchewan and Alberta workers compensation board prepayments of premiums paid by the Seller for its own account or on behalf of 584022 or 700392 and the right of the Seller on its own behalf or on behalf of 584022 or 700392 to receive rebates of British Columbia, Saskatchewan or Alberta workers compensation board payments.

2.3   MERCHANTABILITY

      Notwithstanding anything to the contrary contained in this Agreement, the Purchaser and UTI acknowledge that the Purchaser will acquire the Purchased Assets on an "as is" "where is" basis and that the Seller does not make any representation or warranty as to the fitness for purpose, condition or merchantability of the Purchased Assets or any of them, except as expressly provided otherwise in Article 5. Each of the Purchaser and UTI acknowledge and agree that they have relied and shall solely rely on their own appraisal and estimate as to the quantum of value of the Purchased Assets and the Purchased Business and that they have relied and shall rely on their own analysis related thereto, notwithstanding anything to the contrary contained in this Agreement.

                                   ARTICLE 3
                                 PURCHASE PRICE

3.1   PURCHASE PRICE

      Subject to the adjustments provided for in Sections 3.2 and 3.3, the aggregate purchase price (the "PURCHASE PRICE") payable by the Purchaser to the Seller for the Purchased Assets shall be Cdn. $28,975,527, payable by delivery of a bank draft or wire transfer at Closing.

3.2   ADJUSTMENTS

      (a) APPORTIONMENT OF BENEFITS AND OBLIGATIONS. All benefits and obligations of any kind and nature accruing, payable or paid in respect of the Purchased Assets shall be apportioned between the Seller and the Purchaser as of the Effective Time.

      (b) INTERIM ACCOUNTING. An interim accounting and adjustment shall be carried out by the Seller and a statement (the "INTERIM ACCOUNTING STATEMENT") shall be prepared and delivered by the Seller to the Purchaser at least three Business Days prior to the Closing Date based on the Seller's good faith estimate of all adjustments to be made to the Purchase Price as of the Effective Time. The Purchase Price shall be adjusted on the Closing Date to reflect the adjustments provided for in the Interim Accounting Statement. At its initiative or upon the reasonable request of the Seller, the Purchaser agrees to provide subsequent Interim Accounting Statement(s) after the Closing Date and before the Final Accounting Statement is provided, and the Seller and the Purchaser agree to make all reasonable efforts to agree upon these subsequent interim adjustments and to provide for the prompt payment of same, together with interest thereon at the Prime Rate from and including the Closing Date to but excluding the date of payment.

      (c) FINAL ACCOUNTING. Following Closing, a final accounting shall be carried out by the Purchaser and a statement (the "FINAL ACCOUNTING STATEMENT") shall be prepared and delivered by the Purchaser to the Seller within nine (9) months after the Closing Date. Neither the Seller nor the Purchaser shall be obligated to make any further adjustments to the items provided for in the Final Accounting Statement after the Final Accounting Statement is approved or is deemed to have been approved.

      (d) APPROVAL OF FINAL ACCOUNTING STATEMENT. The Seller shall have a period of 30 days from the date it receives the Final Accounting Statement in which to review the same. For the purpose of such review, the Purchaser agrees to permit the Seller and its authorized representatives to examine all working papers, schedules and other documentation used or prepared by the Purchaser in connection with the preparation of the Final Accounting Statement. If no objection to the Final Accounting Statement is given to the Purchaser by the Seller within such 30 day period in accordance with the provisions of Subsection 3.2(e), the Final Accounting Statement shall be deemed to have been approved as of the last day of such 30 day period.

      (e) OBJECTION TO FINAL ACCOUNTING STATEMENT. If the Seller objects to the Final Accounting Statement within the 30 day period referenced in Subsection 3.2(d) by giving written notice to the Purchaser setting out in reasonable detail the nature of such objection, the Seller and Purchaser agree to attempt to resolve the matters in dispute within 15 days from the date of giving such notice. If all matters in dispute are resolved by the Seller and the Purchaser, the Final Accounting Statement shall be modified to the extent required to give effect to such resolution and shall be deemed to have been approved as of the date of such resolution.

      (f) DISPUTE RESOLUTION. If the Seller and Purchaser cannot resolve all matters in dispute within the 15 day period referenced in Subsection 3.2(e), all unresolved matters shall be submitted for resolution to a single arbitrator chosen by the Seller and the Purchaser, or failing agreement, chosen by a judge of the Court of Queen's Bench of Alberta (the "ARBITRATOR"). The Arbitrator shall be given access to all materials and information reasonably requested by it for such purpose. The rules and procedures to be followed in the arbitration proceedings shall be determined by the Arbitrator in its discretion. The Arbitrator's determination of all such matters shall be final and binding and shall not be subject to appeal by any Party. The fees and expenses of the Arbitrator shall be borne equally by the Seller and the Purchaser or in such other proportion as may be determined by the Arbitrator in its sole discretion. The Final Accounting Statement shall be modified to the extent required to give effect to the Arbitrator's determination and shall be deemed to have been approved as of the date of such determination.

      (g) PAYMENT OF ADJUSTED AMOUNT. Any adjustments to the Purchase Price shall be settled by the indebted Party by cash payment to the recipient Party within 5 Business Days after the Final Accounting Statement is deemed to have been approved in accordance with this
            Section 3.2, together with interest thereon at the Prime Rate from and including the Closing Date to but excluding the date of payment.

3.3   ALLOCATION OF PURCHASE PRICE

      The Seller and the Purchaser agree to allocate the Purchase Price among the Purchased Assets in accordance with Schedule 9 and to report the sale and purchase of the Purchased Assets for all federal, provincial and local tax purposes in a manner consistent with such allocation.

3.4   GST

      (a) The Parties acknowledge that the Purchase Price is exclusive of the Goods and Services Tax ("GST") as provided for in the Excise Tax Act (Canada).

      (b) Each of the Seller and the Purchaser represent and warrant to the other that it is a registrant for GST purposes and will continue to be a registrant at the Closing Date in accordance with the provisions of the Excise Tax Act (Canada) and that each of their GST registration numbers is:

            Seller    -  BN 10417 7100 RT0001

            Purchaser -  o

      (c) The Seller represents and warrants to the Purchaser that the sale of the Purchased Assets is a sale of a business or part of a business carried on by the Seller at the time of the sale for the purposes of the Excise Tax Act (Canada), and the Purchaser represents and warrants to the Seller that the acquisition of the Purchased Assets represents the acquisition of all or substantially all of the property that can reasonably be regarded as being necessary for the Purchaser to be capable of carrying on the Seller's business or such part of the Seller's business as a business.

      (d) The Seller and the Purchaser shall jointly prepare and execute the election prescribed by subsection 167(1) of the Excise Tax Act (Canada) and the Purchaser shall file such election in the manner and within the time prescribed thereto.

      (e) Pursuant to paragraph Subsection 3.4(d) above, and subsection 167(1.1) of the Excise Tax Act (Canada), no GST is payable by the Purchaser to the Seller in respect of the sale and purchase of the Purchased Assets.

                                   ARTICLE 4
                            ASSUMPTION OF OBLIGATIONS

4.1   ASSUMPTION OF OBLIGATIONS

      Upon the terms and subject to the conditions of this Agreement, the Purchaser shall assume, pay, satisfy, discharge, perform and fulfill, on the Closing Date, all prospective obligations of the Seller which are required to be performed on or after the Effective Time (the "ASSUMED OBLIGATIONS") under:

      (a)   the Contracts described in Schedules 2 through 6 inclusive and
            Schedule 8;

      (b) the licenses, permits, approvals, consents, registrations, certificates and other authorizations described in Schedule 7;

      (c) any other Contracts entered into by the Seller in the ordinary course consistent with past business practice and generally accepted industry practice for the provision of goods or services by a third party to the Seller on normal commercial terms and which will not require an aggregate expenditure in excess of $100,000; and

      (d) any other Contracts entered into by the Seller in the ordinary course consistent with past business practice and generally accepted industry practice for the provision of goods or services by the Seller to a third party on normal commercial terms and which will not result in the receipt of revenue in excess of an aggregate of $50,000.

4.2   EXCLUSION OF LIABILITIES

      Except as set forth in Section 4.1, the Purchaser shall not be obligated to pay or perform or otherwise be responsible for any Liabilities of the Seller including any Liabilities or claims of any kind or nature arising out of or related to the operation of the Purchased Business, the Seller or the Purchased Assets accrued or incurred or caused by any act, condition, or event existing or arising on or prior to the Effective Time or relating to the Excluded Assets (the "EXCLUDED LIABILITIES").

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF SELLER

      The Seller represents and warrants to the Purchaser as follows:

5.1   ORGANIZATION

      The Seller is a corporation validly subsisting under the laws of the Province of Alberta and has the corporate power to carry on the Purchased Business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. The Seller is a wholly-owned subsidiary of 592655 and the Shareholders are all of the legal and beneficial shareholders of 592655.

5.2   AUTHORIZATION

      This Agreement has been duly authorized, executed and delivered by the Seller and the Shareholders and is a legal, valid and binding obligation of the Seller and the Shareholders, enforceable against them by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

5.3   NO CONFLICT

      The execution and delivery of this Agreement by the Seller and the consummation of the transactions herein provided for will not result in:

      (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with:

            (i) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Seller;

            (ii) any judgment, decree, order or award of any court, governmental body or arbitration having jurisdiction over the Seller;

            (iii) any licence, permit, approval, consent or authorization held by the Seller or necessary to the operation of the Purchased Business except as set forth in Schedule 11; or

            (iv)  any applicable law, statute, ordinance, regulation or rule;

      (b) a default under any Contract to which the Seller is a party or by which it is or any of the Purchased Assets are bound, except for the notifications, consents and approvals described in Part 2 of
            Schedule 11; or

      (c) the creation or imposition of any Encumbrance on any of the Purchased Assets.

5.4   NO OTHER AGREEMENTS TO PURCHASE

      No Person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Seller of any of the Purchased Assets.

5.5   SUFFICIENCY OF PURCHASED ASSETS

      The Purchased Assets owned or leased by the Seller are sufficient to carry on the Purchased Business in a manner consistent with the past business practices of the Seller. All the tangible Purchased Assets are situate at the locations set out in Schedules 2 and 5.

5.6   TITLE TO PURCHASED ASSETS

      The Seller is the absolute legal and beneficial owner of and has good and marketable title to, or in the case of leased, subleased, licensed or sublicensed Purchased Assets, valid and subsisting leasehold interests or licenses as the case may be in, all of the Purchased Assets, free and clear of all Encumbrances, except Permitted Encumbrances, and is exclusively entitled to possess and dispose of the Purchased Assets (subject only to the necessity for obtaining the consents and approvals described in Schedule 11).

5.7   LEASED REAL PROPERTY
      The Seller is not the beneficial or registered owner of and has not agreed to acquire any real property or any interest in any real property other than the Leased Real Property described in Schedule 4. The Seller is not a party to any lease or agreement to lease in respect of any real property, whether as lessor or lessee, other than the leases (the "LEASES") described in Schedule 4. Schedule 4 sets out the parties to each of the Leases, their dates of execution and expiry dates, any options to renew, the locations of the leased lands and premises and the rent payable thereunder. Except as described in Schedule 4, the Seller occupies the Leased Property and has the exclusive right to occupy and use the Leased Property. Each of the Leases is in good standing and in full force and effect, and neither the Seller nor any other party thereto is in breach of any covenants, conditions or obligations contained therein. The Seller has provided to the Purchaser a true and complete copy of each Lease and all amendments thereto referred to in Schedule 4.

5.8   INTELLECTUAL PROPERTY

      Schedule 8 sets out all registered or pending Intellectual Property (including particulars of registration or application for registration) and all licences, registered user agreements and other Contracts that comprise or relate to Intellectual Property. The Intellectual Property comprises all trade or brand names, business names, trade marks, service marks, copyrights, patents, trade secrets, know-how, inventions, designs and other industrial or intellectual property necessary to conduct the Purchased Business. The Seller is the beneficial owner of the Intellectual Property, free and clear of all Encumbrances, and is not a party to or bound by any Contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property. To the knowledge of the Seller, the conduct of the Purchased Business does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other Person. Neither the Seller nor the Shareholders are aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other Person, nor have the Seller or the Shareholders received any notice that the conduct of the Purchased Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other Person, and the Seller and the Shareholders have no knowledge of any infringement or violation of any of the Seller's rights in the Intellectual Property. Neither the Seller nor the Shareholders are aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property. The Seller has provided to the Purchaser a true and complete copy of all Contracts and amendments thereto that comprise or relate to the Intellectual Property referred to in Schedule 8.

5.9   INSURANCE

      The Seller has insured the Purchased Assets set forth in Schedules 2, 4 and 5 in accordance with the Seller's normal business practices against loss or damage by all insurable hazards or risks and such insurance coverage will be continued in full force and effect up to and including the Time of Closing.
Schedule 10 sets out all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by the Seller on the Purchased Assets set forth in Schedules 2, 4 and 5 as of the date hereof and true and complete copies of the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the Purchased Assets. The Seller is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy, in due and timely fashion. The Seller has provided to the Purchaser a true copy of each insurance policy referred to in Schedule 10.

5.10  MATERIAL CONTRACTS

      The Schedules describe each of the following material subsisting Contracts relating to the Purchased Business or Purchased Assets to which the Seller is a party or by which it or any of the Purchased Assets is bound:

      (a) any Contract for the purchase or supply of materials, supplies, equipment or services involving more than $50,000 in respect of any one such Contract or more than $100,000 in respect of all such Contracts;

      (b) any employment, consulting or management Contract or any other Contract with any officer, employee or consultant, other than oral Contracts of indefinite hire terminable by the Seller without cause or reasonable notice;

      (c) any profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

      (d) any Encumbrance registered against any of the Purchased Assets or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

      (e) any distributor, sales, advertising, agency or manufacturer's representative Contract;

      (f) any collective bargaining agreement or other Contract with any labour union;

      (g) any Contracts for capital expenditures in excess of $50,000 in respect of any one such Contract or in excess of $100,000 in the aggregate in respect of all such Contracts;

      (h)   any Contract for the sale of any assets;

      (i) any Contract pursuant to which the Seller is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

      (j)   any non-competition or similar Contract;

      (k) any licence, franchise or other agreement that relates in whole or in part to any Intellectual Property;

      (l) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, Liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other

            Person, except for cheques endorsed for collection in the ordinary course of the Purchased Business, which obligations, Liabilities or indebtedness the Purchaser shall be obligated to pay, satisfy or perform or otherwise be responsible;

      (m) any Contract that expires, or may expire if the same is renewed or extended at the option of any Person other than the Seller, more than one year after the date of this Agreement;

      (n) any Contract entered into by the Seller other than in the ordinary course of the Purchased Business; or

      (o) any other Contract which is material to the Seller or the absence of which would have a material adverse effect on the Purchased Business or the Purchased Assets.

Except as described in the Schedules, the Seller has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract relating to the Purchased Business or Purchased Assets to which it is a party or by which it is bound; the Seller has not received payment under any Contract for any goods or services not yet provided by the Seller under such Contract; all such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the foregoing. The Seller has provided to the Purchaser a true and complete copy of each Contract listed or described in the Schedules and all amendments thereto, except for oral Contracts.

5.11  COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION

      To the knowledge of the Seller, the Seller has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Purchased Business or the Purchased Assets.
Schedule 7 sets out a complete and accurate list of all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "LICENCES") held by or granted to the Seller, and there are no other licences, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Purchased Business or to own or lease any of the Purchased Assets. Each Licence is valid, subsisting, in good standing, and transferable or assignable to the Purchaser, except as noted otherwise in Schedule 7. The Seller has received no notice of nor is the Seller in default or breach of any Licence and, to the knowledge of the Seller, no proceeding is pending or threatened to revoke or limit any Licence. The Seller has provided to the Purchaser a true and complete copy of each Licence and all amendments thereto referred to in Schedule 7.

5.12  CONSENTS AND APPROVALS

      (a) REGULATORY CONSENTS. There is no requirement to make any filing with, give any notice to or to obtain any licence, permit, certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals described in
            Part 1 of Schedule 11 or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser.

      (b) THIRD PARTY CONSENTS. There is no requirement under any Contract relating to the Purchased Business or Purchased Assets to which the Seller is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement, except for the notifications, consents and approvals described in Part 2 of
            Schedule 11.

5.13  FINANCIAL STATEMENTS

      The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete, and present fairly the assets, Liabilities and financial condition of the Seller as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Seller for the respective periods covered by the Financial Statements. The Seller has provided to the Purchaser true and complete copies of the Financial Statements.

5.14  BOOKS AND RECORDS

      The books and records of the Seller fairly and correctly set out and disclose, in accordance with Canadian generally accepted accounting principles, the financial position of the Seller as at the date hereof, and all financial transactions of the Seller relating to the Purchased Business have been accurately recorded in such books and records.

5.15  ABSENCE OF CHANGES

      Since September 1, 1999, the Purchased Business has been carried on only in the ordinary and normal course consistent with the Seller's past business practice and, except as set forth in the Financial Statements or as described in
Schedule 13 there has not been:

      (a) any material adverse change in the condition (financial or otherwise), assets, Liabilities, operations, earnings, business or prospects of the Purchased Business;

      (b) any damage, destruction or loss (whether or not covered by insurance) affecting Purchased Assets having a value in excess of $100,000 in each instance or $200,000 in the aggregate;

      (c) any Liability or Contract incurred or entered into by the Seller in connection with the Purchased Business, other than those incurred or entered into in the ordinary and normal course of the Purchased Business and consistent with the Seller's past business practice;

      (d) any labour trouble adversely affecting the Purchased Business or the Purchased Assets;

      (e) any sale, assignment, transfer, licenses, disposition, pledge, mortgage or granting of a security interest or other Encumbrance on or over any Purchased Assets;

      (f) any write-down or write-off of any inventory, accounts or notes receivable or any portion thereof relating to the Purchased Business in amounts exceeding $50,000 in each instance or $100,000 in the aggregate;

      (g) any amendment, termination or waiver of any rights of value to the Purchased Business in amounts exceeding $100,000 in each instance or $200,000 in the aggregate;

      (h) any general increase in the compensation of employees of the Seller or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof or the execution of any employment contract with any officer or employee, or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the Seller in relation to the Purchased Business, other than the general industry-wide wage increase averaging approximately 5.67% which occurred on October 1, 1999;

      (i) any capital expenditures or commitments relating to the Purchased Business or Purchased Assets in excess of $200,000 in the aggregate;

      (j)   any change in the maintenance procedures followed by the Seller;

      (k) any change in the accounting or tax practices followed by the Seller; or

      (l) any change in the credit terms offered to customers of, or by suppliers to, the Purchased Business.

5.16  NON-ARM'S LENGTH TRANSACTIONS

      (a) Except for Contracts of employment and any Contracts which do not form part of the Purchased Assets or the Assumed Obligations, the Seller is not party to any Contract with any officer, director, employee, shareholder or any other Person not dealing at arm's length with the Seller (within the meaning of the Tax Act) or any Affiliate or Associate of any of the foregoing.

      (b) No officer, director or shareholder of the Seller and no entity that is an Affiliate or Associate of one or more of such individuals:

            (i) owns, directly or indirectly, any interest in (except for shares representing less than five per cent of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor of the Purchased Business or a lessor, lessee, supplier, distributor, sales agent or customer of the Purchased Business; or

            (ii) owns, directly or indirectly, in whole or in part, any property that the Seller uses in the operation of the Purchased Business.

5.17  LITIGATION

      Except as described in Schedule 14, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Seller) pending or, to the best knowledge of the Seller, threatened against or affecting the Seller at law or in equity or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or before or by an arbitrator or arbitration board. The Seller is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

5.18  RESIDENCY

      The Seller is a resident of Canada for the purposes of the Tax Act.

5.19  ENVIRONMENTAL MATTERS

      (a) Except as described in Schedule 15, the Seller has been and is in compliance in all material respects with all applicable federal, provincial, municipal and local laws, statutes, ordinances, by-laws and regulations, and other directives and decisions rendered by any ministry, department or administrative or regulatory agency ("ENVIRONMENTAL LAWS") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any pollutants, contaminants, chemicals or industrial toxic or hazardous wastes or substances.

      (b) The Seller has never received any notice of nor been prosecuted for non-compliance with any Environmental Laws with respect to the Purchased Business or the Purchased Assets.

      (c) The Seller has delivered to the Purchaser a true and complete copy of all environmental audits, evaluations, assessments, studies or tests relating to the Purchased Business or Purchased Assets of which it is aware.

5.20  EMPLOYEE MATTERS

      (a) Part 1 of Schedule 16 contains a complete and accurate list of the names of all individuals who are full-time, part-time or casual Employees as of the date of this Agreement specifying the length of employment, job title and rate of salary or hourly pay and commission or bonus entitlements (if any) for each such Employee. Except as described in Part 1 of Schedule 16, there are no complaints, claims or charges outstanding, or to the best of the knowledge of the Seller, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of the Seller under or in respect of any employment legislation. Part 1 of
            Schedule 16 also identifies any Employees as of the date of this Agreement in respect of whom the Seller has been advised by the Workers' Compensation Board of British Columbia, Saskatchewan or Alberta that such Employees are in receipt of benefits under the applicable Workers' Compensation Act. To the knowledge of the Seller, the Seller is in compliance in all material respects with all applicable employment legislation.

      (b) Part 2 of Schedule 16 identifies each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit that is maintained, or otherwise contributed to or required to be contributed to, by the Seller for the benefit of Employees or former employees of the Seller (the "EMPLOYEE PLANS") and a true and complete copy of each Employee Plan has been furnished to the Purchaser. To the knowledge of the Seller, each Employee Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plan.

      (c) The Seller has not made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements, and the Seller is not aware of any current attempts to organize or establish any labour union or employee association with respect to any Employees of the Seller nor is there any certification of any such union with regard to a bargaining unit.

5.21  CUSTOMERS AND SUPPLIERS

      (a) Schedule 17 sets out the major customers of the Purchased Business, being those customers of the Purchased Business accounting for more than 10% of revenue during either the period January 1, 1996 to February 29, 2000, or the last 12 calendar months. To the knowledge of the Seller there has been no termination or cancellation of, and no modification or change in, the Seller's business relationship with any major customer or group of major customers. The Seller has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Purchased Business will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.

      (b) Except as set forth in Schedule 17, the Seller has not derived any of its revenues during its last fiscal year from sales to, or within, the United States or from services performed in the United States.

5.22  Y2K COMPLIANCE

      To the knowledge of the Seller, all of the Purchased Assets are Year 2000 Compliant to the extent applicable. For the purposes of this Agreement, "Year 2000 Compliant" means that:

      (a) neither the performance nor the functionality of the Purchased Assets will be affected by dates prior to, during, or after the year 2000, or by any changes to the field configuration which contains the date information within any part of the Purchased Assets caused by the advent of the year 2000;

      (b) the Purchased Assets are and will be capable of accurate and timely processing, storage, inputting, outputting, displaying, sorting and sequencing of any data or input which includes an indication of or reference to a date; and

      (c) the Purchased Assets are and will be capable of accurate and timely identification, manipulation, and calculation using dates outside the 1900 - 1999 year range.

5.23  FULL DISCLOSURE

      To the knowledge of the Seller, there are no facts pertaining to the Seller, the Purchased Business or the Purchased Assets which could reasonably be expected to have a material adverse effect on the Purchased Business or the Purchased Assets and which have not been disclosed in this Agreement or the Schedules.

5.24  BROKERS

      No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

5.25  31323 ALBERTA LTD.

      The assets of 31323 Alberta Ltd. consists of agreements, securities and other investments and none of those agreements, securities or other investments are or have been used by the Seller in carrying on the Purchased Business.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      The Purchaser and UTI, jointly and severally, represent and warrant to the Seller as follows:

6.1   ORGANIZATION

      The Purchaser is a corporation validly subsisting under the laws of the Province of Alberta and has the corporate power to enter into this Agreement and to perform its obligations hereunder. UTI is a corporation validly subsiding under the laws of the State of Delaware and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

6.2   AUTHORIZATION

      This Agreement has been duly authorized, executed and delivered by each of the Purchaser and UTI and are legal, valid and binding obligations of the Purchaser and UTI enforceable against the Purchaser and UTI, as the case may be, by the Seller in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

6.3   NO CONFLICT

      The execution and delivery of this Agreement by each of the Purchaser and UTI and the consummation of the transactions herein provided for will not result in the violation of any provision of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser or UTI under:

      (a) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser or UTI;

      (b) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser or UTI;

      (c)   any applicable law, statute, ordinance, regulation or rule; or

      (d) any Contract to which the Purchaser or UTI is a party or by which the Purchaser or UTI are bound.

6.4   CONSENTS AND APPROVALS

      (a) REGULATORY CONSENTS. There is no requirement for either the Purchaser or UTI to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement and that would materially adversely affect the Purchaser's or UTI's ability to consummate the transactions contemplated by this Agreement.

      (b) THIRD PARTY CONSENTS. Except for notices to UTI's lenders and any applicable stock exchange, there is no requirement under any Contract to which either the Purchaser or UTI is a party or by which either the Purchaser or UTI is bound, to give notice to, obtain the consent or approval of, any party to such Contract relating to the transactions contemplated by this Agreement that would materially adversely affect the Purchaser's or UTI's ability to consummate the transactions contemplated by this Agreement.

6.5   INVESTMENT CANADA

      The Purchaser will comply with the Investment Canada Act and the Competition Act to the extent, if any, applicable to the transactions referred to in this Agreement including, without limitation, the related transactions contemplated by the agreements listed in Schedule 20.

6.6   BROKERS

      No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of either the Purchaser or UTI.

                                   ARTICLE 7
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

7.1   SURVIVAL OF  REPRESENTATIONS AND WARRANTIES

      Notwithstanding the Closing or any investigation made by or on behalf of the Party entitled to the benefit thereof, the representations and warranties contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive the Closing of the transactions contemplated hereby and shall not be merged in any conveyances or other documents provided pursuant to this Agreement, provided that no claim may be made by one Party against any other Party, pursuant to or based upon any of these representations and warranties unless written notice thereof with reasonable particulars shall have been provided by such Parties to the other Party within 18 months following the Closing.

                                    ARTICLE 8
                                    COVENANTS

8.1   ACCESS TO PURCHASED BUSINESS AND PURCHASED ASSETS

      The Seller shall permit the Purchaser to conduct a due diligence review of the Purchased Assets and the records and documents related thereto and to the Purchased Business. The Seller shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of, all title documents, Contracts, financial statements, policies, plans, reports, licences, orders, permits, books of account, accounting records and all other documents, information and data relating to the Purchased Business. The Seller shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Purchased Assets during normal business hours and all other property and assets utilized in the Purchased Business. At the request of the Purchaser, the Seller shall execute such consents, authorizations and directions as may be necessary to permit any inspection of the Purchased Business or any of the Purchased Assets or to enable the Purchaser or its authorized representative to obtain full access to all files and records relating to any of the Purchased Assets maintained by governmental or other public authorities. At the Purchaser's request, the Seller shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:

      (a)   Employees;

      (b) customers, suppliers, distributors or others who have or have had a business relationship with the Seller in respect of the Purchased Business; and

      (c) the auditors, solicitors or any other persons engaged or previously engaged to provide services to the Seller who have knowledge of matters relating to the Purchased Business or Purchased Assets.

      In particular, without limitation, the Seller shall permit the Purchaser's representatives or consultants to conduct all such testing and inspection in respect of environmental matters at such locations of the Purchased Business as the Purchaser may determine, in its sole discretion, as may be required to satisfy the Purchaser in respect of such matters and the Seller shall permit the representatives or consultants of the Purchaser to conduct a physical review of the equipment of the Purchased Business as the Purchaser reasonably deems necessary so as to enable the Purchaser to appraise and/or estimate the quantum of value of such equipment. The exercise of any rights of inspection by or on behalf of the Purchaser under this Section 8.1 shall not mitigate or otherwise affect any of the representations and warranties of the Seller hereunder, which shall continue in full force and effect as provided in Section 7.1. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, each of the Purchaser and UTI acknowledge and agree that it has relied and shall rely solely on its own appraisal and estimate of the quantum of value of the Purchased Assets and the Purchased Business and that it has relied and shall rely on its own analysis related thereto.

8.2   DELIVERY OF BOOKS AND RECORDS

      At the Time of Closing, there shall be delivered to the Purchaser by the Seller all the books and records described in Section 2.1. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of 4 years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Seller or its authorized representatives reasonable access thereto in connection with the affairs of the Seller relating to its matters, but the Purchaser shall not be responsible or liable to the Seller for or as result of any accidental loss or destruction of or damage to any such books or records. Until March 1, 2001, the Seller will be permitted reasonable access to the computer system which relates to the Purchased Assets to handle accounts payable, payrolls and other accounting matters relating to the Seller.

8.3   CHANGE OF NAME
      The Seller agrees that before December 31, 2000 it shall change its name and the names of any of its Associates or Affiliates that include the words "Phelps Drilling" or "Phelps Drilling International" to a name that does not include such words or any part thereof or any similar words. The Seller agrees that from and after the Closing Date neither the Seller nor any of its Associates or Affiliates will use the words "Phelps Drilling" or "Phelps Drilling International" or any variation thereof or any similar words in any active business or other activity which might create any confusion over these names.

8.4   CONDUCT OF PURCHASED BUSINESS PRIOR TO CLOSING

      Without in any way limiting any other obligations of the Seller hereunder, during the period from the date hereof to the Time of Closing:

      (a) CONDUCT BUSINESS IN THE ORDINARY COURSE. The Seller shall conduct the Purchased Business and maintain the Purchased Assets in a proper and prudent manner consistent with past practice and generally accepted industry practice. In addition, the Seller shall not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), (i) enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a breach of any representation, warranty, covenant or other obligation of the Seller contained herein, or (ii) make any material decisions or enter into any material Contracts with respect to the Purchased Business or the Purchased Assets other than the entering into or performance of drilling contracts and maintenance and repair activities that are entered into or conducted in the ordinary course of business and in a proper and prudent manner consistent with past business practice and generally accepted industry practice;

      (b) CONTINUE INSURANCE. The Seller shall (i) continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect, (ii) take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and (iii) give all notices and present all claims under all policies of insurance in a due and timely fashion;

      (c) REGULATORY CONSENTS. The Seller shall use its best efforts to obtain, at or prior to the Time of Closing, from all appropriate federal, provincial, municipal or other governmental or regulatory bodies, the licences, permits, consents, approvals, certificates, registrations and authorizations described in Part 1 of Schedule 11;

      (d) PRESERVE GOODWILL. The Seller shall use its best efforts to preserve intact the Purchased Business and Purchased Assets and to carry on the Purchased Business as currently conducted, and the Seller shall use its best efforts to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Seller;

      (e) DISCHARGE LIABILITIES. The Seller shall pay and discharge the Liabilities of the Seller relating to the Purchased Business in the ordinary course in accordance and consistent with the previous practice of the Seller, except those contested in good faith by the Seller;

      (f) CORPORATE ACTION. The Seller shall use its best efforts to take or cause to be taken all necessary corporate action, steps and proceedings to approve or authorize validly and effectively the transfer of the Purchased Assets to the Purchaser and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to cause all necessary meetings of directors and shareholders of the Seller to be held for such purpose; and

      (g) BEST EFFORTS. The Seller shall use its best efforts to satisfy the conditions contained in Section 9.1.

8.5   THIRD PARTY CONSENTS AND NOVATIONS

      (a) The Seller shall promptly give such notices to third parties and use its best efforts to obtain such third party consents and novations as the Purchaser or the Seller may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement including, without limitation, those consents and novations described in Schedule 11. The Purchaser shall cooperate and use its best efforts to assist the Seller in giving such notices and obtaining such consents and novations.

      (b) Each of the Seller and the Purchaser agree that, in the event any consent or novation necessary or desirable to preserve for the Purchased Business any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which the Seller is a party is not obtained or in the reasonable opinion of the Seller should not be obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent or novation as promptly thereafter as practicable. Until such consent or novation is obtained or if such consent or novation cannot be obtained, the Seller shall use its best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement (collectively, the "NON-ASSIGNABLE RIGHTS") for the term of such lease, license, contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder and indemnify and save harmless the Seller in respect thereof. In particular, the Seller shall, at the request of the
            Purchaser:

            (i) hold any such Non-Assignable Rights in trust for the Purchaser or act as agent for the Purchaser;

            (ii) enforce any rights of the Seller arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

            (iii) take all such actions and do, or cause to be done, all such things at the request of the Purchaser as shall reasonably be necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Purchaser; and

            (iv) pay over to the Purchaser, all monies collected by or paid to the Seller in respect of such Non-Assignable Rights in respect of amounts due or accruing due subsequent to the Effective Time.

8.6   EMPLOYEES

      (a) Each of the Employees listed in Schedule 16 shall be employed by the Purchaser, effective as of the Time of Closing, on terms and conditions of employment no less favourable in the aggregate than the terms and conditions of his or her current employment with the Seller. The Seller shall not terminate any of the Employees listed in Schedule 16. The Seller and the Purchaser agree that the employment of the Employees listed in
            Schedule 16 shall continue uninterrupted by the Seller and the Purchaser. The Purchaser shall indemnify and hold harmless the Seller from and against all Losses suffered or incurred by the Seller as a result of any claims for termination benefits or other benefits by any Employees listed in Schedule 16 who are terminated by the Purchaser. The Seller shall indemnify and hold harmless the Purchaser from and against all Losses suffered or incurred by the Purchaser as a result of any claims for termination benefits or other benefits by any Employees who were terminated by the Seller or who refuse to continue their employment with the Purchaser. No Employee shall be entitled to any rights under this Section 8.6 or under any other provisions of this Agreement. Nothing in this
            Section 8.6 shall obligate the Purchaser to employ any Employees who refuse to continue their employment with the Purchaser.

      (b) All of the Shareholders shall be employed by the Purchaser, effective as at the Time of Closing, on terms and conditions no less favourable in the aggregate than the terms and conditions of his or her current employment with the Seller. Except as provided for in any employment/consulting agreement between the Purchaser and the Shareholders as provided for in Sections 9.1(f) and 9.2(e), the Purchaser shall have no Liability to the Shareholders for termination benefits or any other benefits arising prior to the Time of Closing upon the expiry or termination of their employment/consulting agreement with the Purchaser, and the Seller shall indemnify the Purchaser from and against all Losses resulting from any claim for such benefits by the Shareholders against the Purchaser.

      (c)   The Seller shall continue to employ all the Employees listed in
            Schedule 16 until the Time of Closing, except for any employees who prior to the Time of Closing:

            (i)   are terminated by the Seller for cause;

            (ii) are terminated by the Seller with the Purchaser's consent, which consent shall not be unreasonably withheld;

            (iii) voluntarily resign; or

            (iv)  retire.

      (d) The Seller and its Affiliates shall not attempt in any way to discourage any of the Employees listed in Schedule 16 from continuing their employment with the Purchaser following the Closing.

8.7   EMPLOYEE PLANS

      Subject to Section 8.6(b), except for severance and termination benefits accruing to the Employees listed in Schedule 16, the Purchaser shall not assume any Liability for accrued benefits under any of the Employee Plans. The Purchaser agrees that it will establish replacement plans in replacement of the Employee Plans (the "REPLACEMENT PLANS") for all Employees who continue their employment with the Purchaser from and after the Time of Closing. The terms and conditions of such Replacement Plans shall be no less favourable in the aggregate than the Employee Plans. For the purpose of determining the eligibility of an Employee for benefits under the Replacement Plans, his or her period of employment shall include employment with both the Seller and the Purchaser and shall be deemed not to have been interrupted at the Time of Closing provided that no Employee shall be entitled to benefits under any disability plan sponsored by the Purchaser in respect of any condition existing at or event occurring prior to the Time of Closing. Except for severance and termination benefits accruing to the Employees listed in Schedule 16, for which benefits the Purchaser has agreed to assume Liability from the respective date each such Employee commenced employment with the Seller or any predecessor of the Seller, the Employees shall begin to accrue benefits under the Replacement Plans as of the Time of Closing in respect of their employment by the Purchaser. The Purchaser agrees to obtain the required approvals of the applicable federal and provincial regulatory authorities in connection with the establishment and registration of the Replacement Plans.

8.8   FINANCIAL STATEMENT COOPERATION

      The Seller agrees, at the cost and expense of the Purchaser, to cooperate with the Purchaser and to assist the Purchaser's outside auditors in the preparation of any financial statements relating to the Purchased Assets and the Seller that may be reasonably requested by the Purchaser or UTI for filing with the Securities and Exchange Commission in connection with any filings that may be made by the Purchaser or UTI under the US Securities Act or the US Exchange Act. Such financial statements shall consist of (i) such audited balance sheets and audited statements of operations, cash flows and changes in equity together with the notes thereon and (ii) such unaudited interim balance sheet and unaudited interim statements of operations, cash flows and changes in equity, if any, in each case as the Purchaser or UTI shall reasonably deem to be required by the Purchaser or UTI.

8.9   EXCLUSIVITY

      From the date hereof until the Closing, neither the Seller nor any of the Shareholders will directly or indirectly initiate discussions with or engage in negotiations with any Person other than the Purchaser for any sale of the Purchased Business or any of the Purchased Assets, whether through any sale of assets, sale of shares, reorganization or otherwise.

8.10  NON-COMPETITION

      (a) Each of the Seller and the Shareholders acknowledges that pursuant to this Agreement the Purchaser will purchase from the Seller the goodwill of the Seller and the Purchased Business, and that to induce the Purchaser to pay the Purchase Price, the protection and maintenance of such goodwill constitutes a legitimate interest to be protected by the Purchaser and UTI by this covenant not to compete. Therefore, each of the Seller and the Shareholders agrees, severally and not jointly, that for the period (the "NONCOMPETITION PERIOD") commencing upon the Closing Date and ending upon the fifth anniversary (the "ENDING DATE") of the

            Closing Date, he, she or it shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder (other than a shareholder of 5% or less of a publicly traded company), corporate officer or director, or in any other individual or representative capacity, engage or participate in the land contract drilling business in North America (such entire geographic area is hereinafter referred to as the "NONCOMPETITION AREA") provided that nothing herein shall restrict the Seller or any Shareholder upon his or her cessation of employment with the Purchaser from providing well-site drilling consulting services to operators. Each of the Seller and the Shareholders represents to the Purchaser that the enforcement of the restriction contained in this
            Section 8.10 would not be unduly burdensome to it, having regard to the provisions set forth in Section 8.6. Each of the Seller and the Shareholders further represents and acknowledges that it has willingly entered into this agreement not to compete and is willing and able to compete in other geographical areas not prohibited by this Section 8.10.

      (b) Each of the Seller and the Shareholders agrees that in addition to the application of the provisions set forth in Article 11, a breach or violation of this covenant not to compete shall entitle the Purchaser and UTI, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Purchaser or UTI may show itself justly entitled. Further, each of the Seller and the Shareholders agrees that during any period in which it is in breach of this covenant not to compete, the Noncompetition Period applicable to such Seller or Shareholder who is in breach of this covenant shall be extended for the amount of time that it is in breach hereof.

      (c) Each of the Seller and the Shareholders agrees, severally and not jointly, that for the Noncompetition Period it will not, either directly or indirectly, (i) solicit for employment, or allow any corporation or business entity controlled directly or indirectly by or affiliated with the Seller or any such Shareholder to solicit for employment, any Person that at that time is, or at any time during the 12 month period immediately preceding the Closing Date was, an employee, consultant or agent of the Seller, the Purchaser, UTI or any of their Affiliates (except that this shall not prohibit reasonable and customary general solicitations of employment through the media) or (ii) make known to any Person that is engaged in the contract land drilling business in the Non-Competition Area or executive recruiting or search firms that have clients engaged in such business, the names of any Person that at that time is, or at any time during the 12-month period immediately preceding the Closing Date was, an employee, consultant or agent of the Purchaser, the Seller or any of their Affiliates relating to the Purchased Business.

      (d) Notwithstanding anything contained herein to the contrary, the existence of any claim or cause of action of the Seller against the Purchaser or UTI, whether predicated on this Agreement or otherwise, shall not constitute a defence to the enforcement by the Purchaser of the covenants of the Seller and the Shareholders contained in this Section 8.10.

      (e)   The Parties agree that the limitations contained in this Section
            8.10 with respect to geographic area, duration and scope of activity are reasonable. However, if any court shall determine that the geographic area, duration or scope of activity of any restriction contained in this Section 8.10 is unenforceable, it is the intention of the Parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

8.11  UPDATE OF SCHEDULES

      From the date hereof through and including the Closing Date, the Seller may correct or update any of the Schedules. Any such correction or update shall be made by actual delivery of an amended Schedule, marked to show changes (the "Amended Schedule"), which Amended Schedule shall replace the original Schedule hereto. The Purchaser shall be given a reasonable opportunity to review any Amended Schedule prior to Closing and shall have the right to postpone the Closing for up to two Business Days to review any Amended Schedule delivered on or immediately before the Closing Date. The Purchaser shall have the right to terminate this Agreement at any time prior to the Closing if it is not satisfied, acting reasonably, with any information contained in any Amended Schedule.

                                   ARTICLE 9
                              CONDITIONS OF CLOSING

9.1   CONDITIONS OF CLOSING IN FAVOUR OF PURCHASER

      The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be performed or fulfilled at or prior to the Time of Closing:

      (a) CLOSING DELIVERIES. The Seller shall have delivered to the Purchaser the documents required to be delivered pursuant to Section 10.2;

      (b) REPRESENTATIONS AND WARRANTIES. The representation and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of the Seller, dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

      (c) COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Seller at or before the Time of Closing shall have been complied with or performed in all material respects, and a certificate of the Seller dated the Closing Date to that effect shall have been delivered to the

            Purchaser, such certificate to be in form and substance satisfactory to the Purchaser, acting reasonably;

      (d) REGULATORY CONSENTS. There shall have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Seller to permit the change of ownership of the Purchased Assets contemplated hereby, including, without limitation, those described in Part 1 of Schedule 11, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

      (e) CONTRACTUAL CONSENTS. The Seller shall have given or obtained the notices, consents and approvals described in Part 2 of Schedule 11, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

      (f) EMPLOYMENT/CONSULTING AGREEMENTS. The Purchaser shall have entered into employment/consulting agreements with the Shareholders which are consistent with the terms and the form of agreement attached as
            Schedule 22;

      (g) NO ACTION OR PROCEEDING. No legal or regulatory action or proceeding shall be pending or threatened by any Person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

      (h) NO MATERIAL DAMAGE. No material damage or physical alteration to the whole or any material part of the Purchased Assets or the Purchased Business, which would materially affect the value of the Purchased Assets or the Purchased Business, shall have occurred between the date hereof and the Time of Closing;

      (i) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse changes in the condition (financial or otherwise), of the assets, Liabilities, operations, earnings, business or prospects of the Purchased Business since the date of the most recent Financial Statements;

      (j) NO ENCUMBRANCES. The Seller shall have provided for the discharge of the Encumbrances listed in Part 2 of Schedule 12 to the satisfaction of the Purchaser, acting reasonably;

      (k) CONTINUED OPERATION. During the period from the date hereof to the Time of Closing, the Seller shall have operated the Purchased Business in a proper and prudent manner in accordance with generally accepted industry practices;

      (l) LEGAL OPINION. The Seller shall have delivered to the Purchaser a favourable opinion of counsel to the Seller in the form annexed hereto as Schedule 18;

      (m) DUE DILIGENCE. The Purchaser shall have completed, within 14 days following execution of this Agreement by the Parties, satisfactory due diligence regarding the Purchased Assets, the results of which are in all respects satisfactory to the Purchaser in its sole discretion;

      (n) BOARD APPROVAL. UTI shall have obtained, within 14 days following execution of this Agreement by the Parties, the approval of its board of directors for the matters set out herein; and

      (o) COMPLETE TRANSACTION. This Agreement constitutes one part of a three part transaction, and accordingly shall not be binding unless the related transactions contemplated by the agreements listed in
            Schedule 20 are closed concurrent with the Closing of the transactions contemplated by this Agreement.

      If any of the conditions contained in this Section 9.1 shall not be performed or fulfilled at or prior to the Time of Closing to the sole satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Seller, terminate this Agreement, provided that the Purchaser may also bring an action pursuant to Article 11 against the Seller and/or the Shareholders for damages suffered by the Purchaser where the non-performance or non-fulfillment of the relevant condition is a result of a breach of covenant, representation or warranty by the Seller. Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

9.2   CONDITIONS OF CLOSING IN FAVOUR OF SELLER

      The sale and purchase of the Purchased Assets is subject to the following terms and conditions for the exclusive benefit of the Seller, to be performed or fulfilled at or prior to the Time of Closing:

      (a) CLOSING DELIVERIES. The Purchaser shall have delivered to the Seller the Purchase Price and documents required to be delivered pursuant to Section 10.3;

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and UTI contained in this Agreement shall be true and correct in all material respects at the Time of Closing with the same force and effect as if such representations and warranties were made at and as of such time, and a certificate of each of the Purchaser and UTI, dated the Closing Date, to that effect shall have been delivered to the Seller each such certificate to be in form and substance satisfactory to the Seller, acting reasonably;

      (c) COVENANTS. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and UTI at or before the Time of Closing shall have been complied with or performed in all material respects, and a certificate of each of the Purchaser and UTI, dated the Closing Date, to that effect shall have been delivered to the Seller, each such certificate to be in form and substance satisfactory to the Seller, acting reasonably;

      (d) REGULATORY CONSENTS. There shall have been obtained from all appropriate federal, provincial, municipal or other governmental or administrative bodies such licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Purchaser to permit the change of ownership of the Purchased Assets contemplated hereby, including those described in
            Part I
            of Schedule 11, in each case in form and substance satisfactory to the Seller, acting reasonably;

      (e) EMPLOYMENT/CONSULTING AGREEMENTS. The Purchaser shall have entered into employment/consulting agreements with the Shareholders which are consistent with the terms and the form of agreement attached as
            Schedule 22;

      (f) NO ACTION OR PROCEEDING. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Assets contemplated hereby;

      (g) LEGAL OPINIONS. The Purchaser and UTI shall have delivered to the Seller favourable opinions of counsel to the Purchaser and UTI in the form annexed hereto as Schedule 19;

      (h) APPROVALS. The Seller shall have obtained, within five Business Days following execution of this Agreement, the approval of its board of directors and of its shareholders for the matters set out herein; and

      (i) COMPLETE TRANSACTION. This Agreement constitutes one part of a three part transaction, and accordingly shall not be binding unless the related transactions contemplated by the agreements listed in
            Schedule 20 are closed concurrent with the Closing of the transactions contemplated by this Agreement.

      If any of the conditions contained in this Section 9.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Seller acting reasonably, the Seller may, by notice to the Purchaser and UTI, terminate this Agreement, provided that the Seller may also bring an action pursuant to Article 11 against the Purchaser and/or UTI for damages suffered by the Seller where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser and UTI. Any such condition may be waived in whole or in part by the Seller without prejudice to any claims it may be have for breach of covenant, representation or warranty.

                                   ARTICLE 10
                       CLOSING AND TRANSFER OF POSSESSION

10.1  PLACE OF CLOSING

      The Closing shall take place at the Time of Closing at the offices of Macleod Dixon in Calgary, Alberta.

10.2  CLOSING DELIVERIES BY SELLER

      At the Closing the Seller shall deliver to the Purchaser:

      (a) an executed counterpart of the Bill of Sale plus any other deeds, conveyances, bills of sale, assurances, transfers, assignments and any other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all Encumbrances whatsoever except for Permitted Encumbrances.

      (b) a certificate of corporate status and an officer's certificate, certified by a senior officer of the Seller as of the Closing Date, which certificate shall include copies of its constating documents and by-laws and of the resolution authorizing the execution, delivery and performance by the Seller of this Agreement and any documents to be provided by it pursuant to the provisions hereof;

      (c)   a receipt for the Purchase Price;

      (d) the certificates and other documents required to be delivered pursuant to Section 9.1; and

      (e) all such other documents relevant to the closing of the transactions contemplated hereby as the Purchaser, acting reasonably, may request.

10.3  CLOSING DELIVERIES BY PURCHASER

      At the Closing the Purchaser shall deliver to the Seller:

      (a)   the Purchase Price by bank draft or wire transfer;

      (b)   an executed counterpart of the Bill of Sale;

      (c) certificates of corporate status and officers' certificates, certified by a senior officer of each of the Purchaser and of UTI as of the Closing Date, which certificates shall include copies of constating documents and by-laws and of the resolution authorizing the execution, delivery and performance by the Purchaser and UTI of this Agreement and any documents to be provided by them pursuant to the provisions hereof;

      (d) the certificates and other documents required to be delivered pursuant to Section 9.2; and

      (e) all such other documents relevant to the closing of the transactions contemplated hereby as the Seller, acting reasonably, may request.

10.4  FURTHER ASSURANCES

      From and after the Closing Date, each Party to this Agreement covenants and agrees that it will at all times after the Closing Date, at the expense of the requesting Party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other Party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

10.5  TRANSFER OF POSSESSION AND TITLE

      Subject to compliance with the terms and conditions hereof, the transfer of possession of and title to the Purchased Assets shall be deemed to take effect as at the Time of Closing.

10.6  RISK OF LOSS

      From the date hereof up to the Time of Closing, the Purchased Assets shall be and remain at the risk of the Seller. If, prior to the Time of Closing, all or any part of the Purchased Assets that are necessary to carry on the Purchased Business as currently conducted are destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated or seized by governmental or other lawful authority, the Purchaser may elect to complete the purchase without reduction of the Purchase Price, in which event all proceeds of insurance or compensation for expropriation or seizure shall be paid to the Purchaser at the Time of Closing and all right and claim of the Seller to any such amounts not paid by the Closing Date shall be assigned at the Time of Closing to the Purchaser.

                                   ARTICLE 11
                                 INDEMNIFICATION

11.1  INDEMNIFICATION BY SELLER AND SHAREHOLDERS

      The Seller and the Shareholders jointly and severally agree to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by the Seller of or any inaccuracy of any representation or warranty of the Seller contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

      (b) any breach or non-performance by the Seller of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

      (c)   the Excluded Liabilities or the Excluded Assets; and

      (d) the operation of the Purchased Business, or the ownership of the Purchased Assets, prior to the Time of Closing.

11.2  INDEMNIFICATION BY PURCHASER AND UTI

      The Purchaser and UTI jointly and severally agree to indemnify and save harmless the Seller from all Losses suffered or incurred by the Seller as a result of or arising directly or indirectly out of or in connection with:

      (a) any breach by the Purchaser or UTI of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

      (b) any breach or non-performance by the Purchaser or UTI of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

      (c)   the Assumed Obligations;

      (d) any GST which becomes payable by the Seller in respect of the sale of the Purchased Assets other than as a result of a misrepresentation or breach by the Seller; and

      (e) the operation of the Purchased Business, or the ownership of the Purchased Assets, on or after the Time of Closing.

11.3  LIMITATIONS ON INDEMNIFICATION

      (a) Notwithstanding the foregoing provisions of this Article, but subject to (c) below, no Party shall be liable under the indemnifications in Section 11.1 or 11.2 unless and until the aggregate amount of liability thereunder exceeds Cdn. $25,000.

      (b) Notwithstanding the foregoing provisions of this Article, but subject to (c) below, the aggregate liability of the Seller and the Shareholders to the Purchaser under the indemnification provisions of this Agreement, and the aggregate liability of the Purchaser and UTI to the Seller under the indemnification provisions of this Agreement, shall be limited in each case to an amount equal to the Purchase Price.

      (c) The limitations on the liability of any Party under this Agreement shall only apply to the extent that there is not any fraud or wilful misconduct on the part of such Party, and all such limits on the liability of any Party shall lapse and be of no force and effect if and to the extent that there is or has been fraud or wilful misconduct on the part of such Party in connection with the matter with respect to which any claim against such Party is made hereunder.

      (d) All indemnification to which an indemnified Party may be entitled pursuant to the provisions of this Article shall be net of any insurance coverage paid to the indemnified Party with respect thereto, and shall exclude any claims arising from the indemnified Party's gross negligence or willful misconduct after the Closing.

      (e) Except for those covenants contained in Article 8 and which are intended to survive Closing as provided in Article 8, no Party shall be liable under the indemnifications in Section 11.1 or 11.2 unless written notice of the claim as provided for in Section 11.4 is given by the Indemnified Party (as defined in Section 11.4) to the Indemnifying Party (as defined in Section 11.4), within 18 months following the Closing.

11.4  NOTICE OF CLAIM

      In the event that a Party (the "INDEMNIFIED PARTY") shall become aware of any claim, proceeding or other matter (a "CLAIM") in respect of which any other Party (the "INDEMNIFYING PARTY") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "THIRD PARTY CLAIM") or whether the Claim does not so arise (a "DIRECT CLAIM"), and shall also specify with reasonable particularity (to the extent that the information is available):

      (a)   the factual basis for the Claim; and

      (b)   the amount of the Claim, if known.

      If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to effectively contest the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

      In the event that a Shareholder shall, within 18 months following the Closing, become aware of a Claim arising from a breach of any representation and warranty contained in Section 5.6 (Title to Purchased Assets), Section 5.10 (Material Contracts) or Section 5.19 (Environmental Matters), such Shareholder severally agrees to give prompt written notice thereof to the Purchaser and UTI. This obligation is in addition to any disclosure obligations which such Shareholder may owe to the Purchaser in such Shareholder's capacity as an employee of the Purchaser or otherwise.

11.5  DIRECT CLAIMS

      With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the affected Claim, together with all such other information as the Indemnifying Party may reasonably request. If both affected Parties agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be referred to binding arbitration in such manner as the Parties may agree or shall be determined by a court of competent jurisdiction.

11.6  THIRD PARTY CLAIMS

      With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for all the Indemnified Party's out-of-pocket expenses as a result of such participation or assumption. If the

Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defences). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Person (a "THIRD PARTY") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

11.7  SETTLEMENT OF THIRD PARTY CLAIMS

      If the Indemnifying Party fails to promptly assume control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed. Whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

11.8  CO-OPERATION

      The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation promptly as it becomes available).

11.9  SCOPE

      The provisions of this Article 11 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant to this Agreement (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 11.

                                   ARTICLE 12
                       TERMINATION; REMEDIES; LIMITATIONS

12.1  TERMINATION AGREEMENT

      This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

      (a)   by the mutual consent of the Seller, the Purchaser and UTI; or

      (b)   if the Closing has not occurred by May 17, 2000, then

            (i) by the Purchaser if any condition specified in Section 9.1 has not been satisfied on or before such date, and shall not have been waived by the Purchaser, or

            (ii) by the Seller if any condition specified in Section 9.2 has not been satisfied on or before such date, and shall not have been waived by the Seller;

            provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the Party or Parties seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein on the part of such Party or Parties that is required to be fulfilled on or prior to Closing.

12.2  EFFECT OF TERMINATION

      Without limiting any Party's respective rights, Liabilities and remedies hereunder, in the event of termination of this Agreement by the Purchaser or the Seller pursuant to Subsection 12.1(b), written notice thereof shall forthwith be given by the terminating Party to the other Party or Parties hereto, and this Agreement shall thereupon terminate.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1  NOTICES

      (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

            (i)   if to the Seller or the Shareholders:

                  PHELPS DRILLING INTERNATIONAL LTD.
                  Hanover Place, Suite 1450
                  101-6th Avenue S.W.
                  Calgary, Alberta  T2P 3P4

                  Attention:  T.V. Dumont
                  Fax No.:  (403) 262-2497

            with a copy to:

                  FIELD ATKINSON PERRATON
                  1900 First Canadian Centre
                  350 - 7th Avenue S.W.
                  Calgary, Alberta T2P 3N9

                  Attention:  Mr. Brian Yaworski
                  Fax No:  (403) 264-7084

            (ii)  if to the Purchaser or UTI:

                  PHELPS DRILLING LTD. or UTI ENERGY CORP.
                  c/o UTI Energy Corp.
                  16800 Greenspoint Park, Suite 225N
                  Houston, Texas  77060

                  Attention:  Chief Executive Officer
                  Fax No.:  (281) 875-9145

            with a copy to:

                  MACLEOD DIXON
                  3700 Canterra Tower
                  400 - 3rd Avenue S.W.
                  Calgary, Alberta
                  T2P 4H7

                  Attention:  Mr. Richard P. Borden
                  Fax No.  (403) 264-5973

      (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

      (c) A Party may at any time change its address for service from time to time by giving notice to the other Party in accordance with this
            Section 13.1

13.2  CONSULTATION

      Prior to the Closing and except as required by any applicable law or any regulatory or stock exchange requirement, no Party shall issue any press release or make any public announcement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. Upon the Closing, the Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby.

13.3  DISCLOSURE

      Prior to any press release or public announcement of the transaction contemplated hereby pursuant to Section 13.2, no Party shall disclose this Agreement or any aspects of the transaction contemplated hereby except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors or its lenders, all on a "need to know basis", or as otherwise may be required by any applicable law or any regulatory authority or stock exchange having jurisdiction.

13.4  BEST EFFORTS

      The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of one Party to use its best efforts to obtain from any Person any waiver, consent, approval, permit, licence or other document shall not require such Party to make any payment to such Person for the purpose of procuring the same, other than payments for amounts due and payable to such Person, payments for incidental expenses incurred by such Person and payments required by any applicable law or regulation.

13.5  COUNTERPARTS

      This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.


                                    PHELPS DRILLING INTERNATIONAL LTD.


                                    By:  _____________________________________


                                    By:  _____________________________________



                                      SHAREHOLDERS



--------------------------------      ------------------------------------
Witness                               THEODORE V. DUMONT



--------------------------------      ------------------------------------
Witness                               DONALD E. NAKONECHNY



--------------------------------      ------------------------------------
Witness                               ARTHUR G. HIBBARD



--------------------------------      ------------------------------------
Witness                               GORDON E. VAN EATON



--------------------------------      ------------------------------------
Witness                               JOHN W. MILLER

                                      PHELPS DRILLING LTD.


                                      By:
                                          ------------------------------------


                                      By:
                                          ------------------------------------



                                      UTI ENERGY CORP.


                                      By:
                                          ------------------------------------


                                      By:
                                          ------------------------------------

                                   SCHEDULE 9

                          ALLOCATION OF PURCHASE PRICE

Class 41 Tangible Depreciable Property                            ____________

                                   SCHEDULE 21

              ASSIGNMENT, BILL OF SALE AND ASSUMPTION AGREEMENT

      This Assignment, Bill of Sale and Assumption Agreement (the
"Agreement") is dated effective the _______ day of April, 2000, and made between Phelps Drilling International Ltd. (the "Seller") and Phelps Drilling Ltd. (the "Purchaser").

      WHEREAS the Seller, the shareholders of the Seller's parent, the Purchaser and UTI Energy Corp. entered into an Asset Purchase Agreement dated as of the ________ day of March, 2000 (the "Purchase and Sale Agreement") providing, among other things, for the sale by the Seller to the Purchaser of the Purchased Assets;

      AND WHEREAS pursuant to the Purchase and Sale Agreement, the Seller and the Purchaser are required to execute and deliver this Agreement in connection with the consummation of the transactions contemplated by the Purchase and Sale Agreement;

      AND WHEREAS any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Purchase and Sale Agreement;

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ASSIGNMENT OF ASSETS. The Seller hereby assigns, transfers, conveys, sells and delivers to the Purchaser, and the Purchaser hereby accepts, all right, title and interest of the Seller in and to the Purchased Assets, TO HAVE AND TO HOLD the Purchased Assets unto the Purchaser forever, together with all rights belonging or pertaining thereto.

2. FURTHER ASSURANCES RE PURCHASED ASSETS. The Seller hereby covenants to execute and deliver to the Purchaser all such other and further instruments of assignment and transfer, and all such notices, releases and other documents that would more fully and specifically assign and transfer to and vest in the Purchaser the title and interest of the Seller in and to all of the Purchased Assets hereby assigned and transferred, or intended to be assigned and transferred free and clear of all Encumbrances whatsoever except for Permitted Encumbrances. To the extent that, with respect of any of the Purchased Assets, no assignment document other than this Agreement is executed, the parties intend that this Agreement constitutes the conveyance, transfer and assignment of such Purchased Assets.

3. ASSUMPTION OF OBLIGATIONS. The Purchaser hereby assumes, in accordance with the terms of the Purchase and Sale Agreement, the Assumed Obligations.

4. FURTHER ASSURANCES RE ASSUMED OBLIGATIONS. The Purchaser hereby covenants to execute and deliver to the Purchaser all such other and further instruments of assumption, and all such notices, releases and other documents that would more fully and specifically assume all of the Assumed Obligations.

5. GOVERNING LAW. This Agreement and the rights and obligations of the Seller and the Purchaser hereunder shall be governed by, interpreted and enforced in accordance with the laws of the Province of Alberta without giving effect to principles thereof relating to conflicts of law rules that would direct application of laws of another jurisdiction, except to the extent that it is mandatory that the law of another jurisdiction shall apply.

6. CONFLICT AND INCONSISTENCY, NO MERGER. To the extent any conflict or inconsistency exists between the provisions of this Agreement and the Purchase and Sale Agreement, the provisions of the Purchase and Sale Agreement shall govern. The terms and provisions of the Purchase and Sale Agreement (including, without limitation, the representations, warranties and covenants therein) shall not merge, be extinguished or otherwise affected by the delivery and execution of this Agreement or any other document delivered pursuant to Section 2 of this Agreement or
      Section 10.2 or Section 10.3 of the Purchase and Sale Agreement.

7. BINDING EFFECT. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

8. COPIES. This Agreement may be executed in counterpart, each of which shall be deemed an original and which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement as of the day and year first above written.


                                    PHELPS DRILLING INTERNATIONAL LTD.


                                    BY: ______________________________________



                                    BY: ______________________________________



                                    PHELPS DRILLING LTD.


                                    BY: ______________________________________

                                   SCHEDULE 22

                         PART 1: SUMMARY OF KEY TERMS OF

                         EMPLOYMENT AND NON-COMPETITION

1.    COMPENSATION AND BENEFITS

      Each Employee's compensation package will include salary and benefits which are no less favourable in the aggregate than his or her current salary and benefits. For greater certainty, shareholder bonuses will be excluded from the new compensation package.

2.    SEVERANCE

      For the purposes of determining severance obligations, the term of employment for all Employees will be deemed to include their prior service with the Phelps group of companies. These severance obligations will be subject to the express termination provisions agreed to in any employment contracts entered into with the Purchaser.

3.    KEY EMPLOYMENT AGREEMENTS

      Employment agreements will be entered into with the following employees upon the following terms:

      NAME                    TITLE                       TERM DATE            NOTICE PERIOD
      ----                    -----                       ---------            -------------
      Donald Nakonechny       VP Operations               May 31, 2001          60 days
      Theodore Dumont         VP Finance                  December 31, 2000     60 days
      Art Hibbard             VP Contracts                May 31, 2003          9 months
      John Miller             Drilling Superintendent     May 31, 2001          60 days
      Gordon Van Eaton        Drilling Superintendent     May 31, 2002          60 days

      The term of any of the above employment agreements with terms less than 3 years may be extended prior to Closing for up to 3 years if such employee wishes.

      In the absence of any notice of termination from either party, each of the above employment agreements will automatically extend on a rolling month by month basis.

      The notice period refers to the amount of advance notice that must be given to terminate each employment agreement on the expiry date of the employment agreement. Any termination by the Purchaser prior to the expiry date will obligate the Purchaser to pay severance for the balance of the term unless such termination is for just cause.

4.    NON-COMPETITION AGREEMENTS

      The five shareholders of 592655 Alberta Ltd. and 584022 Alberta Ltd. will be required to enter into 5 year non-competition agreements in accordance with the Asset Purchase Agreement.

      No other shareholders will be required to enter into non-competition agreements pursuant to the applicable Asset Purchase Agreements.

                                   SCHEDULE 22

                      PART 2: FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into this
o day of March, 2000, by and between Phelps Drilling Ltd., an Alberta corporation (the "Company"), and o, an individual whose primary residence is located at o, Alberta (the "Employee").

                            W I T N E S S E T H :
                            - - - - - - - - - -

      WHEREAS, the Company desires to employ Employee on the terms set forth below to provide management services to the Company, and Employee is willing to accept such employment and provide such services on such terms.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto do hereby agree:

1. DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

      (a) "Affiliates" means UTI Energy Corp. and its direct and indirect subsidiaries.

      (b) "Disability" shall be deemed to have occurred when Employee shall have been unable to fully and competently perform the duties hereunder for a period of at least six consecutive months by reason of mental or physical illness or other incapacity.

      (c) "Notice of Termination" means a notice that sets forth the date of termination and, in the event of termination for cause, the facts and circumstances claimed to provide a basis for termination of Employee's employment.

2. TERM. The term of employment of Employee under this Agreement shall commence on the date hereof (the "Commencement Date") and shall continue until o (the "Initial Period") and month-to-month thereafter (the "Additional Monthly Periods"), unless sooner terminated in accordance with this Agreement. The Initial Period and the Additional Monthly Periods are hereinafter referred to together as the "Scheduled Term of Employment".

3. DUTIES. During the Scheduled Term of Employment as provided in Section 2, the Company will employ Employee in a managerial capacity as [insert job title] with responsibilities for o together with such other responsibilities as the Company may from time to time determine during the term of this Agreement, provided that any change in the Employee's responsibilities will not result in a material change to the Employee's position, duties or responsibilities. Employee will comply with all provisions of all applicable laws, with all corporate documents governing the conduct of the business and affairs of the Company and its Affiliates and with all applicable policies of the Company and its Affiliates, including any policies regarding transactions of the Company or its Affiliates in foreign countries. Employee agrees to devote substantially all of his business time to the performance of his duties hereunder.

4.    COMPENSATION.

      (a) The Company agrees to pay to Employee a minimum base annual salary of $o ("Annual Base Salary") for all services provided under this Agreement, payable in accordance with the normal payroll practices of the Company.

      (b) In addition to the payments set forth in Section 4(a) above, Employee shall be entitled to reimbursement of business expenses in accordance with the Company's policies and be eligible to participate in the employee benefit plans (including bonus plans at the Company's discretion) and maintained by the Company for its employees in general. Employee also shall be entitled to such fringe benefits and vacation time as are made available to other employees of the Company having similar responsibilities to Employee. The Company shall have the right to deduct from all payments to be made under this Agreement any federal, provincial or local taxes and pension or unemployment contributions required by law to be withheld from such payments. Employee shall participate in the health care plans available to the Company's employees. Increases in the costs associated with the Company's health care plans will not increase Employee's Annual Base Salary.

5.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

      (a) Employee agrees that he will not, except with the consent of the Company, disclose to others (except for advising agents and employees of the Company), directly or indirectly, any confidential, non-public information relating to the business, prospects, or plans of the Company or its Affiliates and that he will not use such information except in the performance of his duties hereunder. Notwithstanding the previous sentence, Employee shall not be in violation of this section in the event of a disclosure pursuant to a court action or governmental rule, regulation, or proceeding (an "Ordered Disclosure") provided Employee has notified the Company or its Affiliates of such Ordered Disclosure within five business days of being personally served with such Ordered Disclosure. Employee agrees to cooperate in good faith with the Company in responding to such Ordered Disclosure in order to prevent, limit or impose restrictions on such Ordered Disclosure. In no event, however, shall this section require Employee to take action or otherwise cause Employee to be in violation of any law or result in contempt of such Ordered Disclosure.

      (b) Upon termination of his employment with the Company, Employee shall surrender to the Company any and all work papers, reports, manuals, documents, and the like (including all originals and copies thereof) in his possession which contain confidential information relating to the business, prospects or plans of the Company or its Affiliates.

      (c) Employee agrees that during the effectiveness of his covenant not to compete set forth in Section 6(a), he will endorse strategies of the Company, and following his termination of employment with the Company, will not disclose or cause to be disclosed any negative, adverse or derogatory comments or information of a substantial nature about the Company or its Affiliates, the management of the Company or its Affiliates, any product or service provided by the Company or its Affiliates or the future prospects of the Company or its Affiliates; provided that following termination of the covenant not to compete in Section 6 below and in the event Employee is competing with the Company, Employee may make comments and disclose information as is reasonable and customary by a competitor in the land drilling business so long as the disclosure of information does not violate Sections 5(a) or 5(b) above. The Company may seek the assistance, cooperation or testimony of Employee following any termination of his employment with the Company in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of Employee and related to his position as an officer or employee of the Company, and in any such instance, Employee shall provide such assistance, cooperation or testimony as is reasonably requested and the Company shall pay Employee's reasonable costs and expenses in connection therewith. In addition, if such assistance, cooperation or testimony requires more than a nominal commitment of Employee's time, the Company will compensate Employee for such time at a per diem rate derived from Employee's salary from the Company at the time of Employee's termination. Such assistance shall not unduly interfere with Employee's activities following such termination.

6.    COVENANT NOT TO COMPETE WITH THE COMPANY.

      (a) Employee agrees that, until the later of termination of this Agreement pursuant to Section 7 or expiration of the Scheduled Term of Employment, he shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder (other than a shareholder of 5% or less of a publicly traded company), corporate officer or director, or in any other individual or representative capacity, engage or participate in the land contract drilling business in North America provided that nothing herein shall restrict the Employee upon his cessation of employment with the Company from providing well-site drilling consulting services to operators.

      (b) Employee acknowledges that a remedy at law for any breach or attempted breach of this Section 6 will be inadequate and further agrees that any breach of this Section 6 will result in irreparable harm to the Company and its business and the Company shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Employee acknowledges that this covenant not to compete is being provided in connection with the Company's employment of Employee and that this
            Section 6 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company.

      (c) Whenever possible, each provision of this Section 6 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 6 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 6. If any provision of this Section 6 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 6 but shall be confined in its operation to the provision of this Section 6 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 6 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

7.    TERMINATION.

      (a) The employment of Employee by the Company hereunder shall automatically terminate upon Employee's death or Disability. In addition, the employment of Employee by the Company may be terminated by the Company at any time for any reason whatsoever upon
            o months prior notice (subject to Section 7(c)) or upon providing the payment provided for in Section 7(c) in lieu of notice (except for termination for "cause" by the Company for which no prior written notice is required). The employment of the Employee by the Company may also be terminated by the Employee at any time for any reason upon o months prior notice. Any termination of Employee's employment by the Company or by Employee (other than termination pursuant to the first sentence of this Section 7(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. Employee understands and agrees that the Company may terminate the Employment of Employee at any time with or without Cause by notice to the Employee as provided herein.

      (b) Upon termination of the employment of Employee for any reason , Employee shall be entitled to receive, and the Company shall pay Employee (or, if such termination is caused by Employee's death, his estate or as may be directed by the legal representatives of such estate) within 30 days following the termination date, any unpaid amounts payable to Employee under Section 4(a) through the date of termination.

      (c)   In addition to the amounts to which Employee is entitled under
            Section 7(b), (i) if Employee's employment is terminated by the Company during the Initial Term, whether or not notice is given in accordance with Section 7(a), for any reason other than for cause, the Company shall, within 30 days following the termination date, pay to Employee an amount equal to the Annual Base Salary plus an allowance for the value of accrued employment benefits, calculated from the termination date until the later of the expiration of the Initial Term or the end of the notice period in Section 7(a), as the case may be; or (ii) if Employee's employment is terminated by the Company during the Additional Monthly Periods, for any reason other than cause, the Company shall, within 30 days following the termination date, pay to the Employee an amount equal to the Annual Base Salary plus an allowance for the value of accrued employment benefits, calculated from the termination date until the end of the notice period provided in Section 7(a). This amount shall be payable either in a lump sum or in equal monthly installments, at the option of the Company.

      (d) The compensation set forth in this Section 7 shall be the only compensation payable as a result of such termination and, except as may otherwise be expressly provided in any employee benefit plans in which the Employee is participating at the date of his termination, Employee shall not be entitled to any other rights he may have under any other employee benefit plan or arrangement.

      (e) In the event that any employment standards legislation provides for termination compensation in excess of the termination compensation set out in this Agreement, then such legislation shall prevail to the extent of such incremental compensation.

8. ADDITIONAL REMEDIES. In the event of a breach or a threatened breach of the terms of Section 5 and 6 by Employee, the Company shall, in addition to all other remedies, be entitled to a temporary or permanent injunction or a decree for specific performance, in accordance with the provisions hereof, without showing any actual damage or that monetary damages would not provide an adequate remedy and without any bond or other security being required.

9. NONASSIGNMENT. This Agreement is personal to Employee and shall not be assigned by him. Employee shall not hypothecate, delegate, encumber, alienate, transfer, or otherwise dispose of his rights and duties hereunder. The Company may assign this Agreement without Employee's consent to any Affiliate or to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets, or into or with which the Company is merged or consolidated.

10. INDEMNIFICATION. Employee shall be entitled to indemnification rights as set forth in the Company's corporate documents, as they may exist from time to time.

11. WAIVER. The waiver by the Company of a breach by Employee of any provision of this Agreement shall not be construed as a waiver of any subsequent breach by Employee.

12. SEVERABILITY. Should any provision of this Agreement be held unenforceable or invalid, then the parties hereto agree that such provision shall be deemed modified to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed from this Agreement. In such case the validity of the remaining provisions shall not be affected and this Agreement shall be construed as if such provision were not contained herein.

13. GOVERNING LAW. This Agreement shall be construed by, subject to, and governed in accordance with the laws of the Province of Alberta.

14. NOTICES. Any notice, request, communication, instruction or other document to be given hereunder by any party hereto to any other party shall be in writing and delivered personally, by facsimile (with receipt confirmed) or by registered or certified mail, postage prepaid:

      (a)   If to the Company:

                  Phelps Drilling Ltd.
                  Suite 1450, 101 - 6th Avenue S.W.
                  Calgary, Alberta
                  T2P 3P4

                  Facsimile:   (403) 262-2497
                  Attention:   o

      (a)   If to Employee:

                  ----------------------

                  ----------------------

                  ----------------------

                  Facsimile:
                             ------------------

      Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail. Any notice which is sent by facsimile shall be deemed to have been duly given to the party to which it is addressed upon telephonic confirmation of the same as provided herein. A copy of any notices delivered by facsimile shall promptly be mailed in the manner herein provided to the party to which such notice was given.

15. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, and this Agreement shall not be modified or amended except by written agreement of the Company and Employee. Notwithstanding the foregoing, nothing in this Agreement shall modify or supercede any non-competition covenant given by the Employee in any separate agreement to which the Employee and the Company is a party.

16. CONSTRUCTION. Words used in the masculine apply equally to the feminine, and wherever the context dictates, the plural should be read as the singular and the singular as the plural. References to Sections are to Sections of this Agreement. The headings at the beginning of each section are inserted for convenience only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement.

17. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be deemed to be an original, but all of which shall be considered one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    COMPANY:

                                    PHELPS DRILLING LTD.

                                    By: _____________________________________
                                        o

                                    EMPLOYEE:

                                    __________________________________________
                                    o